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                                                                 Exhibit 99.(i)

KIRKPATRICK & LOCKHART LLP                       1800 Massachusetts Avenue, NW
                                                 Suite 200
                                                 Washington, DC 20036-1221
                                                 202.778.9000
                                                 202.778.9100 Fax
                                                 www.kl.com

                                 July 23, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Legg Mason Tax-Free Income Fund
               File Nos. 33-37971; 811-06233
               Post-Effective Amendment No. 19
               -------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Legg Mason Tax-Free Income Fund (the "Company") in connection with the preparation of Post-Effective Amendment
No. 19 to the Company's Registration Statement on Form N-1A (the "Amendment"), and we have reviewed a copy of the Amendment being filed with the Securities and Exchange Commission.

     Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                       Very truly yours,

                                       /s/ Kirkpatrick & Lockhart LLP
                                       ------------------------------
                                       Kirkpatrick & Lockhart LLP


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KIRKPATRICK & LOCKHART LLP                       1800 Massachusetts Avenue, NW
                                                 Suite 200
                                                 Washington, DC 20036-1221
                                                 202.778.9000
                                                 202.778.9100 Fax
                                                 www.kl.com

July 23, 2004


Legg Mason Tax-Free Income Fund
100 Light Street
Baltimore, MD  21202


Ladies and Gentlemen:

     We have acted as counsel to Legg Mason Tax-Free Income Fund, a business trust formed under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 19 to the Trust's Registration Statement on Form N-1A (File Nos. 33-37971; 811-6223) (the "Post-Effective Amendment"), registering an indefinite number of shares of beneficial interest of the Trust under the Securities Act of 1933, as amended (the "1933 Act"). As used in this letter, the term "Shares" refers to the Primary Class and Institutional Class shares of beneficial interest of Legg Mason Maryland Tax-Free Income Trust, Legg Mason Pennsylvania Tax-Free Income Trust and Legg Mason Tax-Free Intermediate-Term Income Trust, each a series of the Trust.

     You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust's Declaration of Trust, as amended (the "Governing Instrument"), and Bylaws, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust.
In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

     2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable. In this regard, however, we note that the

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         Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                       Very truly yours,

                                       /s/ Kirkpatrick & Lockhart LLP
                                       ------------------------------
                                       KIRKPATRICK & LOCKHART LLP


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